EXHIBIT 3.51
ARTICLES OF INCORPORATION

OF

THE STOLLE CORPORATION

The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under the General Corporation Act of Ohio, do hereby certify:

FIRST.          The name of said corporation shall be The Stolle Corporation.
SECOND.     The place in Ohio where its principal office is to be located is #227-241 West McMicken Avenue, Cincinnati, Hamilton County.
THIRD.         The purpose or purposes for which it is formed are:
To carry on the business of plating, galvanizing, rustproofing, chrome finishing, enameling, japaning, pickling and manufacturing metal articles and machining thereof, and all metal finishes; to purchase for use or sale all equipment and materials used in said business; and to purchase, acquire, hold, lease, mortgage such real estate as may be necessary for the business and dispose of same when necessary; and to do all things incident thereto; and to do any and all of the things herein mentioned as fully and to the same extent as natural persons might or could do.
FOURTH.     The maximum number of shares which the corporation is authorized to have outstanding is Five Hundred (500), all of which shall be with a par value of One Hundred ($100.00) Dollars each.
FIFTH.          The amount of capital with which the corporation will begin business is One Thousand ($1,000.00) Dollars.

IN WITNESS WHEREOF, We have hereunto subscribed our names, this         day of January, 1928.

/s/ Frank J. Stolle

/s/ Ralph J. Stolle

/s/ Howard Stolle

THE STATE OF OHIO,
COUNTY OF HAMILTON,   SS:

Personally appeared before me, the undersigned, a Notary Public, in and for said County, this 23rd day of January, 1928, the above named Frank J. Stolle, Ralph J. Stolle and Howard Stolle, who each severally acknowledged the signing of the foregoing Articles of Incorporation to be his free act and deed, for the uses and purposes therein mentioned.
WITNESS my hand and official seal on the day and year last aforesaid.

/s/ Thomas J. Elliott
Notary Public in and for Hamilton County